UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2006

AMERCO

(Exact Name of Registrant as Specified in Charter)

Nevada	1-11255	88-0106815
(State or Other Jurisdiction of Incorporation)	Commission File Number	IRS Employer Identification No.

1325 Airmotive Way, Ste. 100, Reno, Nevada 89502-3239
(Address of Principal Executive Offices)(Zip Code)

(775) 688-6300
(Registrant's telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 9, 2006, AMERCO held its investor call for the third quarter and nine months of fiscal year 2006. During this conference call, information regarding our results of operations and financial condition for the completed quarterly period and nine months ended December 31, 2005 was discussed. A copy of the transcript of this conference call is attached as Exhibit 99.1. To hear a replay of the call visit www.amerco.com.

The information in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Exhibit 99.2 contains certain “non-GAAP financial measures” as defined in Item 10(e) of Regulation S-K of the Exchange Act. We describe these non-GAAP financial measures as Adjusted Earnings. This was done to show the effect of two seperate nonrecurring items in the Statement of Operations. Exhibit 99.2 reconciles each of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Investors should note that these non-GAAP financial measures involve judgments by management.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1 Transcript of AMERCO’s Third Quarter of Fiscal Year 2006 Investor Call and GAAP reconciliation.

99.2 AMERCO Third Quarter of Fiscal Year 2006 Financial Results including non-GAAP financial measures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 2006

AMERCO

/s/ Jason A. Berg
Jason A. Berg
Chief Accounting Officer of AMERCO